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                                                                    EXHIBIT 23.2



The Board of Directors
VK/AC Holding, Inc. and Subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Information" in the prospectus.


                                                        KPMG Peat Marwick LLP




Chicago, Illinois
June 5, 1996